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                                                                    Exhibit 10.3

                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     This Second Amendment to Employment Agreement (the "Second Amendment") is made as of March 11, 2001 by and between Michael Singer ("Employee") and Data Critical Corporation, a Delaware corporation (the "Company").

                                  WITNESSETH

     WHEREAS, Employee and the Company are parties to an Employment Agreement dated as of June 14, 1999 (the "Original Employment Agreement") and to an Amendment of Employment Agreement dated as of February 24, 2000 (the "First Amendment") (the Original Employment Agreement, as amended by the First Amendment, is herein referred to as the "Employment Agreement").

     WHEREAS, Employee and the Company wish to amend the Employment Agreement as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the mutual consideration, promises, representations and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company agree as follows:

                                   AGREEMENT

     1. All capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Employment Agreement.

     2. The following shall be added as a preamble to the Employment Agreement immediately prior to Section 1 thereof:

     "For purposes of this Agreement, the team "Target Date" shall mean August 24, 2001. For clarity purposes, references in this Agreement to the termination or continuation of Employee's employment with the Company are intended to refer to his termination or continuation as an officer and/or employee of the Company, whether or not he continues to serve as a director of, or consultant to, the Company."

     3. Section 1 of the Employment Agreement is hereby amended to delete the reference therein to the date "January 1, 2001" and to substitute therefor the date "August 24, 2001."

     4.   Section 4(b) of the Employment Agreement is hereby amended to:

          (a)  add the following sentence to Section 4(b)(ii) thereof.

               "Employee shall not be entitled to any bonus pursuant to this
               Section in respect of the 2001 calendar year."; and

          (b)  add the following as a new Section 4(b)(iii) thereto:

                    "(iii)  Provided that the Company enters into a definitive agreement in respect of Project Viper while Employee continues to be employed with the Company and notwithstanding whether or when such project is
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               consummated, then the Company shall pay to Employee a bonus in the aggregate amount of $275,000 payable in equal monthly installments commencing on the last day of the month in which Project Viper closes and continuing on the last day of each month thereafter through and until December 31, 2001; provided that if Employee's employment with the Company is terminated for any reason after such bonus has accrued, the remaining unpaid portion of such bonus shall be payable on the last day of Employee's employment with the Company."

     5. Section 4(c) of the Employment Agreement is hereby amended by renumbering existing Section 4(c)(iii) as Section 4(c)(vi) and inserting new Sections 4(c)(iii), 4(c)(iv) and 4(c)(v) as follows:

          "(iii) The Board of Directors shall also grant to Employee on March 12, 2001 an option to purchase 75,000 shares of the Company's Common Stock, which shares will have an exercise price equal to the fair market value per share (equal to the per share price of such shares at the close of regular trading) on March 9, 2001. Provided Employee continues to be employed by the Company on the Target Date, this option shall become exercisable, and shall vest in full, on the Target Date. If Employee's employment with the Company is terminated in accordance with Sections 5(a)(i), (iii) or (v) of this Agreement prior to the Target Date, the options described in this Section shall automatically expire and be terminated.

          (iv) Upon the termination of the Employee's employment with the Company for any reason and notwithstanding anything contained in any applicable Stock Option Plan of the Company or any Stock Option Agreement relating thereto, Employee hereby agrees that the unvested portion of all options for the purchase of the Company's common stock previously granted to Employee up to such time shall automatically expire and be immediately terminated.

          (v) Provided Employee continues to be employed by the Company through the Target Date and notwithstanding anything contained in any applicable Stock Option Plan of the Company or any Stock Option Agreement relating thereto, all options for the purchase of the Company's stock previously granted to the Employee through the Target Date (including pursuant to Sections 4(c)(iii) above) shall be and remain exercisable and non-terminable until the earlier of (1) the fourth anniversary of the date on which Employee ceased to be an "Employee" or a "Consultant" under (and as such terms are defined in) the Company's 1999 Stock Option Plan or (2) the expiration date of such options. The Board of Directors of the Company and the Company shall take such actions as shall be required to effect such provision."

     6. The first sentence of Section 5(b)(i) of the Employment Agreement is hereby deleted and the following shall be substituted therefor:

          "If Employee's employment terminates by Voluntary Termination prior to the Target Date, then Employee shall not be entitled to receive payment of any severance benefits, payment or other entitlement pursuant hereto other than as set forth in this Section 5(b)(i). If the Employee's employment terminates by Voluntary Termination after

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     the Target Date, Employee shall continue to be entitled to the compensation and benefits set forth in Sections 4(b)(iii), 4(c)(iii), 4(c)(iv), 4(c)(v), 5(c), 5(d) and 5(e), and to the payment set forth in this Section 5(b)(i), but shall not otherwise be entitled to payment of any severance benefits or other amounts pursuant hereto."

     7. Section 5(b)(ii) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

          "(ii) Termination Without Cause. Pursuant to Section 1, Employee may not be Terminated Without Cause on or prior to die Target Date. If Employee's employment with the Company is terminated pursuant to Section 5(a)(ii) or 5(a)(iv) after the Target Date, then Employee shall be entitled solely to payment of amounts as specified in Section 5(b)(i) above, with no rights to receive any other severance benefits, payments or other entitlements other than as specified in such Section."

     8. Section 5(b)(iii) of the Employment Agreement is hereby amended (x) to add the following immediately after the section heading "Termination for Cause":

          "(1)   Termination On or Prior to the Target Date"; and

(y) to add the following at the conclusion of the Section:

          "(2)   Termination After the Target Date.  In the event the Employee is terminated by way of Termination for Cause after the Target Date, the Employee shall be entitled to all amounts payable to him pursuant to
     Section 5(b)(iii)(1) above, and shall otherwise be entitled to all other rights and benefits which pursuant to the terms hereof have accrued to the Employee as a result of his employment by the Company through the Target Date. The Employee shall not be entitled to any other payments, rights or entitlements.

     9. Section 5(b)(iv) is hereby amended and restated in its entirety to read as follows:

          "(iv) Constructive Termination. "Constructive Termination" shall be deemed to have occurred if (A)(1) the Employee ceases to report directly to the Chief Executive Officer of the Company, (2) a substantial portion of the Employee's duties as Chief Financial Officer are assigned to another employee of the Company (other than to an employee reporting to the Employee) or any other employee shall be designated as the Chief Financial Officer of the Company, (3) the Employee is required to, and refuses to, relocate to a facility or location more than 30 miles from the Company's current location, or (4) there is a reduction in the Employee's base compensation; and (B) within the 30 day period following any such event; the Employee elects to terminate his employment voluntarily. For all purposes of this Agreement, die Constructive Termination of the Employee shall be deemed an involuntary Termination Without Cause in accordance with Sections 5(a)(ii) and 5(b)(ii) of this Agreement. Notwithstanding anything contained herein to the contrary, the Company covenants and agrees not to authorize or undertake any of the actions specified in the immediately preceding clauses (A)(1) through (A)(4) prior to the Target Date."

     10. Section 5(b)(v) of the Employment Agreement is hereby amended (x) to add the following immediately after the section heading "Termination by Reason of Death or Disability":

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          "(1)   Termination Prior to the Target Date"; and

(y) to add the following at the conclusion of the Section:

          "(2)   Termination On or After the Target Date.  In the event the
     Employee is terminated on or after the Target Date as a result of Employee's Death or Disability, the Employee shall be entitled to all amounts payable to him pursuant to Section 5(b)(v)(1) above, and shall in addition be entitled to all other rights and benefits which pursuant to the terms hereof have accrued to the Employee as a result of his employment by the Company through the Target Date. The Employee shall not be entitled to any other payments, rights or entitlements."

     11.  Section 5(b)(vi) of the Agreement is hereby deleted in its entirety.

     12. Section 5 of the Employment Agreement is hereby further amended by adding new Sections 5(c), 5(d), 5(e) and (f) as follows:

          "(c)   Health Benefits.  If Employee shall remain employed by the
     Company through the Target Date, Employee shall be entitled to fully-paid coverage under the Company's group health plan for one (1) year following any termination of Employee's employment for any reason other than a Termination for Cause.

          (d) Board Membership. In the event that Employee's employment with the Company is terminated for any reason whatsoever, Employee. shall, promptly upon the request of a majority of the other members of the Board of Directors, resign from the Board of Directors. The Company agrees that, so long as Employee is either employed by the Company or serving as a director of the Company, Employee shall be appointed to any Selection Committee of the Board of Directors formed for the purpose of selecting a new Chief Executive Officer.

          (e) Publicity. Employee and the Company agree that Employee shall be given the opportunity to review and approve (such approval not to be unreasonably withheld) any press releases or other public announcement of the Company in respect of the termination of Employee's employment with the Company for any reason.

          (f) Non-Disparagement. Each of the Employee and the Company agree to refrain from making any disparaging or derogatory comment in the future to the press or any individual or entity regarding the other that relates to their activities or relationship, which comment would likely cause material damage or harm to the business interests or reputation of other."

     13. The terms and provisions of the Employment Agreement, as amended by the First Amendment shall remain in full force and effect except to the extent expressly modified hereby. All references to the "Agreement" contained in the Employment Agreement shall mean the Employment Agreement, as amended by the First Amendment and this Second Amendment.

     14. This Second Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

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     15.  This Second Amendment and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Washington, without regard to the conflicts of laws principles thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDMENT TO EMPLOYMENT AGREEMENT as of the date and year first above written.


                                       DATA CRITICAL CORPORATION


                                       By:  /s/ Richard Earnest
                                          ------------------------------
                                       Name:
                                       Title:

                                       Address:  19820 North Creek Parkway
                                                 Suite 100
                                                 Bothell, WA  98011


                                       MICHAEL E. SINGER


                                          /s/ Michael E. Singer
                                          ------------------------------

                                       Address:  2404 86th Avenue NE
                                                 Bellevue, WA  98004

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